Exhibit 99.1

Quantum Expects Acquisition of ADIC to Be Completed on August 22

SAN JOSE, Calif., Aug. 17 /PRNewswire-FirstCall/ — Quantum Corp. (NYSE: DSS), a global leader in storage, today announced that it expects to complete the acquisition of Advanced Digital Information Corp. (Nasdaq: ADIC) on Tuesday, Aug. 22, 2006, pending approval by ADIC shareholders at a special meeting on Friday, Aug. 18.

With the acquisition expected to close on Aug. 22, ADIC shareholders will have until 5:00 p.m. EDT, on Aug. 18, to elect to receive 3.461 Quantum shares for each ADIC share in connection with the acquisition (subject to pro rata limitations as described in the Form S-4 filed by Quantum with the SEC on July 20, 2006) or to revoke their previous election. ADIC shareholders not making a stock election will receive $12.25 per ADIC share in cash upon close.

About Quantum

Quantum Corp., a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world’s largest volume supplier of tape automation, one of the leading providers of tape drives, and a pioneer in the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

NOTE: Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected timing for closing the ADIC acquisition. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to meet all of the necessary closing conditions in the expected time frame. A detailed discussion of other risks and uncertainties that could cause actual results or events to differ materially from the forward-looking statements is included in Quantum’s and ADIC’s most recent filings with the Securities and Exchange Commission, including the Registration Statement on Form S-4 filed on July 20, 2006. Quantum and ADIC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this presentation.

Additional Information and Where to Find It

On July 20, 2006, Quantum filed with the SEC a Registration Statement on Form S-4 in connection with the acquisition by Quantum of ADIC, and, on July 21, 2006, ADIC mailed to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. Investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

SOURCE Quantum Corporation 08/17/2006 CONTACT: Brad Cohen, Public Relations, +1-408-944-4044, or brad.cohen@quantum.com, or Jenny Lee, Investor Relations, +1-408-944-4450, or ir@quantum.com, both of Quantum Corp. Web site: http://www.quantum.com (DSS ADIC)